MYAIRMILES.COM, INC.

CLASS A WARRANT CERTIFICATE TO
PURCHASE COMMON STOCK

								Date:
__________________________

THIS CERTIFIES THAT, ____________________________________ (the "Registered
Holder") is the owner of ________________ class A warrants (the class A warrants) issued by MYAIRMILES.COM, INC., a Nevada corporation (the "Company"). Each of these class A warrants was issued attached to a Unit consisting of one share of common stock, one class A warrant, and one class B warrant, all of the same date.

	Each class A warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate, one fully paid and nonassessable share of Common Stock, $0.0001 par value, at any time during the two year period from _________________, upon the presentation and surrender of this class A warrant and an Exercise Form duly executed, at the corporate office of the Company, accompanied by payment of $1.00, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

Upon exercise, there shall be issued and delivered to the Registered
Holder: a certificate for the number of Common Stock shares acquired by exercise.

The Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each class A warrant represented hereby are subject to modification or adjustment in case the Company shall at any time
(a) subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or increased in the case of a combination, (b) pay a dividend in, or make a distribution of, shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased, (c) cause any reclassification or change of outstanding shares (including as a result of a combination or merger) of Common Stock issuable upon exercise of the class A warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or (d) effect any sale or conveyance to another corporation of all or substantially all of the assets or property of the Company that is effected in such a way that holders of the securities issuable upon exercise of the class A warrants shall be entitled to receive securities or other property with respect to or in exchange for the securities issuable upon exercise of the class A warrants, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each class A warrant then outstanding shall have the right thereafter to receive on exercise of such class A warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of securities issuable upon exercise of such class A warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Each class A warrant certificate represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the class A warrants represented hereby, the Company shall cancel this class A warrant certificate and shall execute and deliver a new class A warrant certificate of like tenor, for the balance of such class A warrants.

Any securities issued pursuant to the exercise of this class A warrant shall be restricted securities subject to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") unless registered by the Company.

The Company may deem and treat the Registered Holder as the absolute owner hereof and of each class A warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company for all purposes and shall not be affected by any notice to the contrary. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this class A warrant certificate at such office, a new class A warrant certificate or class A warrant certificates representing an equal aggregate number of class A warrants will be issued to the transferee in exchange therefor. Prior to the exercise of any class A warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.

The Company may redeem the class A warrants, at any time, for $0.001 per warrant under the following conditions: (a) There is a current effective registration statement for the underlying common stock into which the warrants are exercisable; (b) The Registered Holder is given 30 days' prior written notice of the redemption; (c) The closing bid price of the Company's common stock is greater than the exercise price of the warrant by $.50 per share for any 10 consecutive trading days ending within ten days prior to the date of the notice of redemption.

This class A warrant certificate shall be governed by and construed in accordance with the laws of the State of Nevada. This class A warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

IN WITNESS WHEREOF, the Company has caused this class A warrant certificate to be duly executed on _______________, manually or in facsimile, by an officer thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

MYAIRMILES.COM, INC.							SEAL

By: __________________________________




MYAIRMILES.COM, INC
EXERCISE FORM

CLASS A WARRANT CERTIFICATE
TO
PURCHASE COMMON STOCK




To Be Executed by the Registered Holder in Order to Exercise Class A Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise ___________________ class A warrants represented by this class A warrant certificate and to purchase the securities issuable upon the exercise of such class A warrants, and requests that certificates for such securities shall be issued in name of

___________________________________________________________________
PLEASE PRINT OR TYPE NAME OF PARTIES
___________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________ ______________________ ______________________
PLEASE PRINT OR TYPE ADDRESS TO BE DELIVERED TO

and if such number of class A warrants shall not be all the class A warrants evidenced by this class A warrant certificate, that a new class A warrant certificate for the balance of such class A warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:________________________


X_____________________________ ______________________________


______________________________
Address
______________________________
Social Security or
Taxpayer Identification Number


______________________________
Signature Guaranteed




MYAIRMILES.COM, INC
ASSIGNMENT FORM

CLASS A WARRANT CERTIFICATE
TO
PURCHASE COMMON STOCK




To Be Executed by the Registered Holder in Order to Assign Class A Warrants


FOR VALUE RECEIVED, ________________, hereby sells, assigns and transfers unto

___________________________________________________________________
PLEASE PRINT OR TYPE NAME OF PARTIES
___________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________ ______________________ ______________________
PLEASE PRINT OR TYPE ADDRESS TO BE DELIVERED TO

the class A warrants represented by this class A warrant certificate, and hereby irrevocably constitutes and appoints _____________________________ as its/his/her attorney-in-fact to transfer this class A warrant certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________


X_____________________________
Signature Guaranteed




THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS A WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.